UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2024

VIASAT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21767	33-0174996
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of stockholders of Viasat, Inc. (“Viasat”) held on September 5, 2024 (the “Annual Meeting”), Viasat’s stockholders approved the amendment and restatement of the 1996 Equity Participation Plan of Viasat, Inc. (as amended and restated, the “Restated Equity Plan”). The Restated Equity Plan was previously approved by the Board of Directors of Viasat (the “Board”), and implemented the following changes: (1) increased the number of shares of common stock available for issuance under the Restated Equity Plan by 3,430,000 shares to a total of 59,401,000 shares; and (2) extended the period during which incentive stock options may be granted from 2033 to 2034. The Restated Equity Plan became effective upon stockholder approval at the Annual Meeting.

The preceding description of the Restated Equity Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Equity Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

On September 5, 2024, after the conclusion of the Annual Meeting, the Board approved the 2024 Employment Inducement Incentive Award Plan of Viasat, Inc. (the “Inducement Plan”). The terms of the Inducement Plan are substantially similar to the terms of the Restated Equity Plan with the exception that incentive stock options may not be issued under the Inducement Plan and awards under the Inducement Plan may only be issued to eligible recipients under the applicable Nasdaq rules. The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

The Board has initially reserved 377,500 shares of Viasat’s common stock for issuance pursuant to awards granted under the Inducement Plan. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the board of directors of Viasat or any subsidiary, or following a bona fide period of non-employment by Viasat or a subsidiary, if he or she is granted such award in connection with his or her commencement of employment with Viasat or a subsidiary and such grant is an inducement material to his or her entering into employment with Viasat or such subsidiary.

A complete copy of the Inducement Plan and the forms of award agreements to be used thereunder will be filed as exhibits to Viasat’s Quarterly Report on Form 10-Q to be filed by Viasat for the fiscal quarter ending September 30, 2024. The above summary of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Viasat’s stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1: To elect John Stenbit, Andrew Sukawaty and Theresa Wise to serve as Class I Directors.

Nominee	For	Withheld	Broker Non-Votes
John Stenbit	80,196,959	22,405,228	12,786,537
Andrew Sukawaty	101,134,378	1,467,809	12,786,537
Theresa Wise	100,962,607	1,639,580	12,786,537

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as Viasat’s independent registered public accounting firm for the fiscal year ending March 31, 2025.

For	Against	Abstentions	Broker Non-Votes
114,159,293	887,717	341,714	0

Proposal 3: To conduct an advisory vote on executive compensation.

For	Against	Abstentions	Broker Non-Votes
82,772,713	19,517,898	311,576	12,786,537

Proposal 4: To approve an amendment and restatement of the 1996 Equity Participation Plan.

For	Against	Abstentions	Broker Non-Votes
99,917,294	2,361,865	323,028	12,786,537

Item 9.01	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description of Exhibit
10.1	1996 Equity Participation Plan of Viasat, Inc. (As Amended and Restated Effective September 5, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2024	Viasat, Inc.

	By:	/s/ Brett Church
Brett Church
Associate General Counsel

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